Exhibit 99.1

FOR IMMEDIATE RELEASE

Compass Minerals Reports Fiscal 2025 Third-Quarter Results

OVERLAND PARK, Kan. (Aug. 11, 2025) - Compass Minerals (NYSE: CMP), a leading global provider of essential minerals, today reported fiscal 2025 third-quarter results.

Unless otherwise noted, it should be assumed that time periods referenced below are on a fiscal-year basis.

MANAGEMENT COMMENTARY

"Compass Minerals had a strong third quarter that saw year-over-year improvement on a number of performance measures," said Edward C. Dowling Jr., president and CEO. "In the Salt business, while pricing was relatively flat in both the highway deicing and C&I businesses, costs declined which allowed for adjusted EBITDA margin expansion and per-ton growth compared to the same period last year. Our ramp up of highway deicing production is underway as we prepare for the coming deicing season. North American bid season is going well and we are seeing improvements in pricing and commitment sizes compared to last year. The Plant Nutrition business is benefiting from stronger sales volumes and lower production costs, which drove improvements in segment level operating income and adjusted EBITDA. On the financial front, we took steps in the third quarter with our refinancing activities to enhance our financial flexibility. We further reduced net debt and strengthened our balance sheet with the sale of certain assets related to Fortress during the quarter. We continue to execute on our back-to-basics strategy and the results from the quarter reflect the progress we are making."

QUARTERLY HIGHLIGHTS
•Net loss of $17.0 million for the third quarter of 2025, inclusive of loss on extinguishment of debt, improved from net loss in prior year of $43.6 million;
•Total company adjusted EBITDA for the third quarter of 2025 of $41.0 million, up 25% year over year;
•Salt business operating earnings and adjusted EBITDA for the third quarter of 2025 increased 4% and 6%, respectively, on a per-ton basis; Salt sales volumes up 4% year over year; and
•Plant Nutrition sales volumes in third quarter of 2025 up 21% from comparable prior year period; realized increases in operating earnings and adjusted EBITDA on both absolute and per-ton bases.

Compass Minerals Reports Third Quarter Earnings

QUARTERLY FINANCIAL RESULTS

(in millions, except per share data)	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
GAAP Results:
Revenue	$214.6	$202.9	$1,016.4	$908.6
Operating earnings (loss)	15.9	5.9	13.3	(87.0)
Net loss	(17.0)	(43.6)	(72.6)	(157.8)
Net loss per diluted share	(0.41)	(1.05)	(1.74)	(3.83)
Non-GAAP Results*:
Adjusted operating earnings*	17.1	7.4	73.3	106.0
Adjusted EBITDA*	41.0	32.8	157.2	190.7
Adjusted net (loss) earnings*	(15.8)	(42.1)	(13.0)	35.2
Adjusted net (loss) earnings* per diluted share	(0.39)	(1.01)	(0.31)	0.83
*Non-GAAP financial measure. Reconciliations to the most directly comparable GAAP financial measure are provided in tables at the end of this press release.

SALT BUSINESS COMMENTARY

Salt revenue totaled $166.0 million and was up 3% year over year, driven by a 4% year-over-year sales volume increase, partially offset by a 1% decrease in average sales price. In the highway deicing business, year over year the company realized a 1% increase in average highway deicing selling price while sales volumes increased 5%. Consumer and Industrial (C&I) pricing decreased 1% year over year to approximately $193 per ton and sales volumes increased by 2%.

Distribution costs per ton were flat year over year, while all-in product costs (defined at the segment level as sales to external customers less distribution costs less operating earnings) per ton declined 2% from the comparable prior-year quarter.

Operating earnings for the quarter increased by     9% to $28.1 million from the prior-year period. Adjusted EBITDA increased to $45.8 million, up 10% from the prior-year period. Adjusted EBITDA per ton increased 6% to $29.66.

PLANT NUTRITION BUSINESS COMMENTARY

Plant Nutrition revenue for the quarter totaled $44.8 million, up 15% year over year on improved sales volumes. The average segment sales price for the quarter was down 5% year over year to approximately $659 per ton, reflecting supply conditions of potassium-based fertilizers globally. Per-unit distribution costs for the quarter increased 10% year over year supporting sales in markets further from the company's core western U.S. markets.

Compass Minerals Reports Third Quarter Earnings

Reported all-in product costs per ton decreased of 23% year over year to approximately $484 per ton.

Operating earnings in the Plant Nutrition business was $5.2 million for the quarter, compared to operating loss of $1.4 million in the prior-year quarter. Adjusted EBITDA improved to $11.4 million versus $7.2 million last year.

CASH FLOW AND FINANCIAL POSITION

Net cash provided by operating activities amounted to $204.6 million for the nine months ended June 30, 2025, compared to $27.1 million in the prior year. A significant reduction in North American salt inventory driven by stronger winter weather and strategic positioning of inventory levels was the primary contributor to the significant improvement year over year.

Net cash used in investing activities was $34.7 million for the nine months ended June 30, 2025, down from $95.0 million in the prior year principally driven by lower capital spending and proceeds from the sale of Fortress North America (Fortress) assets. Total capital spending for the nine months ended June 30, 2025 was $53.8 million. In the third quarter, the company sold certain assets and intellectual property for net proceeds of $19.6 million related to the previously announced exit of its fire retardant business.

Net cash used in financing activities was $111.5 million for the nine months ended June 30, 2025, which included net debt payments of $87.0 million. In the prior year, net cash provided by financing activities reflected net borrowings of $69.5 million. Current year results reflect the previously disclosed debt financing activities that occurred in June of 2025. Compass Minerals recognized a loss from extinguishment of debt of $7.6 million due to the redemption of a portion of the outstanding 6.75% senior unsecured notes and modifications to the company's credit agreement.

The company ended the quarter with $388.7 million of liquidity, comprised of $79.4 million in cash and cash equivalents and $309.3 million of availability under its $325 million revolving credit facility.

Compass Minerals Reports Third Quarter Earnings

UPDATED FISCAL 2025 OUTLOOK

The company's salt and sulfate of potash production in Canada is qualified under the United States-Mexico-Canada (USMCA) trade agreement. Accordingly, Compass Minerals' exports from Canada into the United States continue to be exempt from tariffs at this time.

Salt Segment
2025 Range[1]
Highway deicing sales volumes (thousands of tons)	8,800 - 9,000
Consumer and Industrial sales volumes (thousands of tons)	1,900 - 2,000
Total salt sales volumes (thousands of tons)	10,700 - 11,000

Revenue (in millions)	$1,000 - $1,040
Adj. EBITDA (in millions)	$220 - $229
(1)    Range for fiscal 2025 reflects the company's committed book of business for the period and assumes an average historical sales-to-commitment outcomes.

The company's guidance has been refined to reflect the completion of three quarters of the year.

Plant Nutrition Segment
2025 Range
Sales volumes (thousands of tons)	320 - 325
Revenue (in millions)	$200 - $205
Adj. EBITDA (in millions)	$24 - $27

Guidance for the Plant Nutrition segment has been adjusted to reflect the completion of three quarters of the year. Positive production trends in 2025 have allowed the company to pursue business beyond normally serviced markets, leading to incremental sales.

Corporate
2025 Range
Total[1]
Adj. EBITDA (in millions)	($59) - ($55)
(1)    Includes $3 to $5 million in cash expenses related to Fortress.

Guidance for Corporate includes corporate expenses in support of the company's core businesses, Fortress financial results, and the results of DeepStore, the company's records services business in the U.K. The outlook reflect previously announced actions to align the company's cost structure with current business needs. Included in the above is $7.9 million of non-cash gain related to the decline in the fair value of the Fortress contingent consideration that resulted from the winding down of the Fortress business. The company's guidance has been refined to reflect the completion of three quarters of the year.

Compass Minerals Reports Third Quarter Earnings

Total Compass Minerals
2025 Adjusted EBITDA
	Salt	Plant Nutrition	Corporate[1]	Total
Adj. EBITDA (in millions)	$220 - $229	$24 - $27	($59) - ($55)	$185 - $201

2025 Capital Expenditures
Total
Capital expenditures (in millions)				$75 - $85
(1)    Includes financial contribution from DeepStore and Fortress.

Total planned capital expenditures are unchanged from the company's previously provided guidance.

Other Assumptions
($ in millions)	2025 Range
Depreciation, depletion and amortization	$105 - $115
Interest expense, net	$70 - $75
Effective income tax rate (excl. valuation allowance)	13% - 18%
Guidance for the 2025 effective income tax rate reflects the income mix by country with income recognized in foreign jurisdictions offset by losses recognized in the U.S.

2025/2026 NORTH AMERICAN BID SEASON

Approximately 70% of the company's North American highway deicing bidding process for the upcoming winter season has been completed. Based on bid results to date, which include regional market conditions and competitive dynamics, the company expects its average contract selling price for the coming season to be approximately 2%-4% higher than prices in fiscal 2025. Committed bid volumes are expected to be up approximately 3%-5% compared to fiscal 2025. It is important to distinguish between committed bid volumes, which are used to establish minimum and maximum service levels for certain customers, and expected sales volumes, which will be driven ultimately by winter weather activity in the coming year.

CONFERENCE CALL

Compass Minerals will discuss its results on a conference call tomorrow morning, Tuesday, Aug. 12, at 9:30 a.m. ET (8:30 a.m. CT). To access the conference call, please visit the company’s website at investors.compassminerals.com or dial 800-715-9871. Callers must provide the conference ID number 7896827. Outside of the U.S. and Canada, callers may dial 646-307-1963. Replays of the call will be available on the company’s website.

A supporting corporate presentation with 2025 third-quarter results is available at investors.compassminerals.com.

Compass Minerals Reports Third Quarter Earnings

About Compass Minerals
Compass Minerals (NYSE: CMP) is a leading global provider of essential minerals focused on safely delivering where and when it matters to help solve nature’s challenges for customers and communities. The company’s salt products help keep roadways safe during winter weather and are used in numerous other consumer, industrial, chemical and agricultural applications. Its plant nutrition products help improve the quality and yield of crops while supporting sustainable agriculture. Compass Minerals operates 12 production and packaging facilities more than 1,800 employees throughout the U.S., Canada and the U.K. Visit compassminerals.com for more information about the company and its products.

Investor Contact
Brent Collins
Vice President, Treasurer & Investor Relations
+1.913.344.9111
InvestorRelations@compassminerals.com

Compass Minerals Reports Third Quarter Earnings

Forward-Looking Statements and Other Disclaimers
This press release may contain forward-looking statements, including, without limitation, statements about the outcome of the North American bid season, including pricing and commitment sizes, the execution of back-to-basics strategy, competitive advantages, tariffs, tax rates, and the company's outlook for 2025, including its expectations regarding sales volumes, revenue, Adjusted EBITDA, depreciation, depletion, and amortization, interest expense, tax rates, and capital expenditures. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. The company uses words such as “may,” “would,” “could,” “should,” “will,” “likely,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “forecast,” “outlook,” “project,” “estimate” and similar expressions suggesting future outcomes or events to identify forward-looking statements or forward-looking information. These statements are based on the company’s current expectations and involve risks and uncertainties that could cause the company’s actual results to differ materially. The differences could be caused by a number of factors, including without limitation (i) weather conditions, (ii) inflation, the cost and availability of transportation for the distribution of the company’s products and foreign exchange rates, (iii) pressure on prices and impact from competitive products, and (iv) any inability by the company to successfully implement its strategic priorities or its cost-saving or enterprise optimization initiatives. For further information on these and other risks and uncertainties that may affect the company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s Amended Annual Report on Form 10-K for the period ended Sept. 30, 2024, and its Quarterly Reports on Form 10-Q for the quarters ended Dec. 31, 2024, March 31, 2025, and June 30, 2025 filed or to be filed with the SEC, as well as the company's other SEC filings. The company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments, except as required by law. Because it is not possible to predict or identify all such factors, this list cannot be considered a complete set of all potential risks or uncertainties.

Non-GAAP Measures
In addition to using U.S. generally accepted accounting principles (“GAAP”) financial measures, management uses a variety of non-GAAP financial measures described below to evaluate the company’s and its operating segments’ performance. While the consolidated financial statements provide an understanding of the company’s overall results of operations, financial condition and cash flows, management analyzes components of the consolidated financial statements to identify certain trends and evaluate specific performance areas.

Management uses EBITDA, EBITDA adjusted for items which management believes are not indicative of the company’s ongoing operating performance (“Adjusted EBITDA”) and EBITDA margin to evaluate the operating performance of the company’s core business operations because its resource allocation, financing methods and cost of capital, and income tax positions are managed at a corporate level, apart from the activities of the operating segments, and the operating facilities are located in different taxing jurisdictions, which can cause considerable variation in net earnings. Management also uses adjusted operating earnings, adjusted operating margin, adjusted net earnings, and adjusted net earnings per diluted share, which eliminate the impact of certain items that management

Compass Minerals Reports Third Quarter Earnings

does not consider indicative of underlying operating performance. The presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or non-recurring items. Management believes these non-GAAP financial measures provide management and investors with additional information that is helpful when evaluating underlying performance. EBITDA and Adjusted EBITDA exclude interest expense, income taxes and depreciation, depletion and amortization, each of which are an essential element of the company’s cost structure and cannot be eliminated. In addition, Adjusted EBITDA and Adjusted EBITDA margin exclude certain cash and non-cash items, including stock-based compensation, impairment charges and certain restructuring charges. Consequently, any measure that excludes these elements has material limitations. The non-GAAP financial measures used by management should not be considered in isolation or as a substitute for net earnings, operating earnings, cash flows or other financial data prepared in accordance with GAAP or as a measure of overall profitability or liquidity. These measures are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. The calculation of non-GAAP financial measures as used by management is set forth in the following tables. All margin numbers are defined as the relevant measure divided by sales. The company does not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, as the company is unable to estimate significant non-recurring, unusual items and/or distinct non-core initiatives without unreasonable effort. The amounts and timing of these items are uncertain and could be material to the company’s results.

Adjusted operating earnings, adjusted operating margin, adjusted net earnings (loss), and adjusted net earnings (loss) per diluted share are presented as supplemental measures of the company’s performance. Management believes these measures provide management and investors with additional information that is helpful when evaluating underlying performance and comparing results on a year-over-year normalized basis. These measures eliminate the impact of certain items that management does not consider indicative of underlying operating performance. These adjustments are itemized below. Adjusted net earnings (loss) per diluted share is adjusted net earnings (loss) divided by weighted average diluted shares outstanding. You are encouraged to evaluate the adjustments itemized above and the reasons management considers them appropriate for supplemental analysis. In evaluating these measures you should be aware that in the future the company may incur expenses that are the same as or similar to some of the adjustments presented below.

Compass Minerals Reports Third Quarter Earnings

Special Items Impacting the Three Months Ended June 30, 2025 (unaudited, in millions, except per share data)
Item Description	Segment	Line Item	Amount	Tax Effect(1)	After Tax	EPS Impact
Product recall costs	Salt	Product cost and Other operating expense	$0.2	$—	$0.2	$—
Restructuring charges(2)	Corporate and Other	Other operating expense	0.3	—	0.3	—
Impairments	Corporate and Other	Loss on impairments, net	0.7	—	0.7	0.02
Total			$1.2	$—	$1.2	$0.02

Special Items Impacting the Three Months Ended June 30, 2024 (unaudited, in millions, except per share data)
Item Description	Segment	Line Item	Amount	Tax Effect(1)	After Tax	EPS Impact
Restructuring charges(2)	Corporate and Other	Other operating income	$1.5	$—	$1.5	$0.04
Total			$1.5	$—	$1.5	$0.04

Special Items Impacting the Nine Months Ended June 30, 2025 (unaudited, in millions, except per share data)
Item Description	Segment	Line Item	Amount	Tax Effect(1)	After Tax	EPS Impact
Product recall costs	Salt	Product cost and Other operating income	$2.0	$(0.4)	$1.6	$0.03
Restructuring charges(2)	Salt	Other operating income	0.3	—	0.3	0.01
Restructuring charges(2)	Corporate and Other	Other operating income	4.0	—	4.0	0.09
Impairments	Corporate and Other	Loss on impairments, net	53.7	—	53.7	1.30
Total			$60.0	$(0.4)	$59.6	$1.43

Special Items Impacting the Nine Months Ended June 30, 2024 (unaudited, in millions, except per share data)
Item Description	Segment	Line Item	Amount	Tax Effect(1)	After Tax	EPS Impact
Restructuring charges(2)	Corporate and Other	Other operating income	$15.1	$—	$15.1	$0.37
Restructuring charges(2)	Salt	Other operating income	0.4	—	0.4	0.01
Restructuring charges(2)	Plant Nutrition	Other operating income	1.7	—	1.7	0.03
Impairments	Corporate and Other	COGS and Loss on impairments, net	124.8	—	124.8	3.02
Goodwill impairment	Plant Nutrition	Loss on impairments, net	51.0	—	51.0	1.23
Total			$193.0	$—	$193.0	$4.66
(1)    There were no substantial income tax benefits related to these items given the U.S. valuation allowances on deferred tax assets. Applicable product recall costs reflect an impact from Canadian taxes.
(2)    Restructuring charges do not include certain reductions in stock-based compensation associated with forfeitures stemming from the restructuring activities.

Compass Minerals Reports Third Quarter Earnings

Reconciliation for Adjusted Operating Earnings (unaudited, in millions)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
Operating income (loss)	$15.9	$5.9	$13.3	$(87.0)
Product recall costs(1)	0.2	—	2.0	—
Restructuring charges(2)	0.3	1.5	4.3	17.2
Loss on impairments, net(3)	0.7	—	53.7	175.8
Adjusted operating earnings	$17.1	$7.4	$73.3	$106.0
Sales	214.6	202.9	1,016.4	908.6
Operating margin	7.4%	2.9%	1.3%	(9.6)%
Adjusted operating margin	8.0%	3.6%	7.2%	11.7%
(1)    The company recognized costs related to a recall of food-grade salt produced at its Goderich plant.
(2)    The company incurred severance and related charges due to reductions in workforce, changes to executive leadership and additional restructuring costs related to the exit of the Fortress fire retardant business during the three and nine months ended June 30, 2025. The company also incurred severance and related charges for the three and nine months ended June 30, 2024, due to reductions in workforce and changes to executive leadership and additional restructuring costs for the termination of our lithium development project.
(3)    For the three and nine months ended June 30, 2025, the company recognized impairments of intangible assets related to the exit of the Fortress fire retardant business. For the nine months ended June 30, 2024, the company recognized impairments of long-lived assets related to the termination of the lithium development project; Fortress goodwill, intangible assets and inventory; and Plant Nutrition goodwill.

Compass Minerals Reports Third Quarter Earnings

Reconciliation for Adjusted Net Earnings (unaudited, in millions)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(17.0)	$(43.6)	$(72.6)	$(157.8)
Product recall costs(1)	0.2	—	2.0	—
Restructuring charges(2)	0.3	1.5	4.3	17.2
Loss on impairments, net(3)	0.7	—	53.7	173.4
Loss on inventory impairment(3)	—	—	—	2.4
Income tax effect	—	—	$(0.4)	—
Adjusted net earnings	$(15.8)	$(42.1)	$(13.0)	$35.2

Net loss per diluted share	$(0.41)	$(1.05)	$(1.74)	$(3.83)
Adjusted net earnings per diluted share	$(0.39)	$(1.01)	$(0.31)	$0.83
Weighted-average common shares outstanding (in thousands):
Diluted	41,859	41,342	41,738	41,284
(1)    The company recognized costs related to a recall of food-grade salt produced at its Goderich plant. Charges for the three and nine months ended June 30, 2025 were $0.2 million ($0.2 million net of tax) and $2.0 million ($1.6 million net of tax), respectively.
(2)    The company incurred severance and related charges due to reductions in workforce, changes to executive leadership and additional restructuring costs related to the exit of the Fortress fire retardant business during the three and nine months ended June 30, 2025. The company also incurred severance and related charges for the three and nine months ended June 30, 2024, due to reductions in workforce and changes to executive leadership and additional restructuring costs for the termination of our lithium development project.
(3)    For the three and nine months ended June 30, 2025, the company recognized impairments of intangible assets related to the exit of the Fortress fire retardant business. For the nine months ended June 30, 2024, the company recognized impairments of long-lived assets related to the termination of the lithium development project; Fortress goodwill, intangible assets and inventory; and Plant Nutrition goodwill.

Compass Minerals Reports Third Quarter Earnings

Reconciliation for EBITDA and Adjusted EBITDA (unaudited, in millions)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(17.0)	$(43.6)	$(72.6)	$(157.8)
Interest expense	16.3	17.2	51.2	50.4
Income tax expense	3.4	32.7	22.9	20.4
Depreciation, depletion and amortization	23.2	26.1	76.5	78.4
EBITDA	25.9	32.4	78.0	(8.6)
Adjustments to EBITDA:
Stock-based compensation - non-cash	0.6	(0.7)	7.3	6.3
Interest income	(0.3)	(0.2)	(0.9)	(0.8)
Loss (gain) on foreign exchange	8.4	(0.5)	3.1	(1.1)
Loss on extinguishment of debt	7.6	—	7.6	—
Product recall costs(1)	0.3	—	2.1	—
Restructuring charges(2)	0.3	1.5	4.3	17.2
Loss on impairments, net(3)	0.7	—	53.7	175.8
Other (income) expense, net	(2.5)	0.3	2.0	1.9
Adjusted EBITDA	$41.0	$32.8	$157.2	$190.7
(1)    The company recognized costs related to a recall of food-grade salt produced at its Goderich plant.
(2)    The company incurred severance and related charges due to reductions in workforce, changes to executive leadership and additional restructuring costs related to the exit of the Fortress fire retardant business during the three and nine months ended June 30, 2025. The company also incurred severance and related charges for the three and nine months ended June 30, 2024, due to reductions in workforce and changes to executive leadership and additional restructuring costs for the termination of our lithium development project.
(3)    For the three and nine months ended June 30, 2025, the company recognized impairments of intangible assets related to the exit of the Fortress fire retardant business. For the nine months ended June 30, 2024, the company recognized impairments of long-lived assets related to the termination of the lithium development project; Fortress goodwill, intangible assets and inventory; and Plant Nutrition goodwill.

Compass Minerals Reports Third Quarter Earnings

Salt Segment Performance (unaudited, in millions, except for sales volumes and prices per short ton)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
Sales	$166.0	$160.6	$840.9	$745.3
Operating earnings	$28.1	$25.9	$124.4	$142.6
Operating margin	16.9%	16.1%	14.8%	19.1%
Adjusted operating earnings(1)	$28.3	$25.9	$126.7	$143.0
Adjusted operating margin(1)	17.0%	16.1%	15.1%	19.2%
EBITDA(1)	$45.6	$41.6	$176.8	$189.7
EBITDA(1) margin	27.5%	25.9%	21.0%	25.5%
Adjusted EBITDA(1)	$45.8	$41.6	$179.1	$190.1
Adjusted EBITDA(1) margin	27.6%	25.9%	21.3%	25.5%
Sales volumes (in thousands of tons):
Highway deicing	1,144	1,090	7,714	6,401
Consumer and industrial	400	393	1,428	1,403
Total Salt	1,544	1,483	9,142	7,804
Average prices (per ton):
Highway deicing	$77.63	$77.20	$71.52	$73.60
Consumer and industrial	$193.26	$194.35	$202.60	$195.37
Total Salt	$107.54	$108.27	$91.99	$95.50
(1)    Non-GAAP financial measure. Reconciliations follow in these tables.

Reconciliation for Salt Segment Adjusted Operating Earnings (unaudited, in millions)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
Reported GAAP segment operating earnings	$28.1	$25.9	$124.4	$142.6
Restructuring charges(1)	—	—	0.3	0.4
Product recall costs(2)	0.2	—	2.0	—
Segment adjusted operating earnings	$28.3	$25.9	$126.7	$143.0
Segment sales	166.0	160.6	840.9	745.3
Segment operating margin	16.9%	16.1%	14.8%	19.1%
Segment adjusted operating margin	17.0%	16.1%	15.1%	19.2%
(1)    The company incurred severance and related charges due to a reduction of its workforce.
(2)    The company incurred costs related to a product recall of food-grade salt produced at its Goderich plant.

Compass Minerals Reports Third Quarter Earnings

Reconciliation for Salt Segment EBITDA and Adjusted EBITDA (unaudited, in millions)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
Reported GAAP segment operating earnings	$28.1	$25.9	$124.4	$142.6
Depreciation, depletion and amortization	17.5	15.7	52.4	47.1
Segment EBITDA	$45.6	$41.6	$176.8	$189.7
Restructuring charges(1)	—	—	0.3	0.4
Product recall costs(2)	0.2	—	2.0	—
Segment adjusted EBITDA	$45.8	$41.6	$179.1	$190.1
Segment sales	166.0	160.6	840.9	745.3
Segment EBITDA margin	27.5%	25.9%	21.0%	25.5%
Segment adjusted EBITDA margin	27.6%	25.9%	21.3%	25.5%
(1)    The company incurred severance and related charges due to a reduction of its workforce.
(2)    The company incurred costs related to a product recall of food-grade salt produced at its Goderich plant.

Plant Nutrition Segment Performance (unaudited, dollars in millions, except for sales volumes and prices per short ton)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
Sales	$44.8	$38.8	$164.5	$138.6
Operating earnings (loss)	$5.2	$(1.4)	$0.3	$(56.7)
Operating margin	11.6%	(3.6)%	0.2%	(40.9)%
Adjusted operating earnings (loss)(1)	$5.2	$(1.4)	$0.3	$(4.0)
Adjusted operating margin(1)	11.6%	(3.6)%	0.2%	(2.9)%
EBITDA(1)	$11.4	$7.2	$21.4	$(31.0)
EBITDA(1) margin	25.4%	18.6%	13.0%	(22.4)%
Adjusted EBITDA(1)	$11.4	$7.2	$21.4	$21.7
Adjusted EBITDA(1) margin	25.4%	18.6%	13.0%	15.7%
Sales volumes (in thousands of tons)	68	56	263	205
Average price (per ton)	$658.79	$691.27	$625.28	$676.11
(1)    Non-GAAP financial measure. Reconciliations follow in these tables.

Compass Minerals Reports Third Quarter Earnings

Reconciliation for Plant Nutrition Segment Adjusted Operating Earnings (Loss) (unaudited, in millions)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
Reported GAAP segment operating earnings (loss)	$5.2	$(1.4)	$0.3	$(56.7)
Restructuring charges(1)	—	—	—	1.7
Loss on goodwill impairment(2)	—	—	—	51.0
Segment adjusted operating earnings (loss)	$5.2	$(1.4)	$0.3	$(4.0)
Segment sales	44.8	38.8	164.5	138.6
Segment operating margin	11.6%	(3.6)%	0.2%	(40.9)%
Segment adjusted operating margin	11.6%	(3.6)%	0.2%	(2.9)%
(1)    The company incurred severance and related charges due to a reduction of its workforce.
(2)    The company recognized a goodwill impairment during the nine months ended June 30, 2024.

Reconciliation for Plant Nutrition Segment EBITDA and Adjusted EBITDA (unaudited, in millions)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
Reported GAAP segment operating earnings (loss)	$5.2	$(1.4)	$0.3	$(56.7)
Depreciation, depletion and amortization	6.2	8.6	21.1	25.7
Segment EBITDA	$11.4	$7.2	$21.4	$(31.0)
Restructuring charges(1)	—	—	—	1.7
Loss on goodwill impairment(2)	—	—	—	51.0
Segment adjusted EBITDA	$11.4	$7.2	$21.4	$21.7
Segment sales	44.8	38.8	164.5	138.6
Segment EBITDA margin	25.4%	18.6%	13.0%	(22.4)%
Segment adjusted EBITDA margin	25.4%	18.6%	13.0%	15.7%
(1)    The company incurred severance and related charges due to a reduction of its workforce.
(2)    The company recognized a goodwill impairment during the nine months ended June 30, 2024.

Compass Minerals Reports Third Quarter Earnings

GAAP

COMPASS MINERALS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except share and per-share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
Sales	$214.6	$202.9	$1,016.4	$908.6
Shipping and handling cost	56.7	53.2	288.7	255.1
Product cost	116.7	117.1	575.4	478.0
Gross profit	41.2	32.6	152.3	175.5
Selling, general and administrative expenses	24.0	27.5	86.9	106.5
Loss on impairments, net	0.7	—	53.7	173.4
Other operating expense (income)	0.6	(0.8)	(1.6)	(17.4)
Operating income (loss)	15.9	5.9	13.3	(87.0)
Other (income) expense:
Interest income	(0.3)	(0.2)	(0.9)	(0.8)
Interest expense	16.3	17.2	51.2	50.4
Loss (gain) on foreign exchange	8.4	(0.5)	3.1	(1.1)
Loss on extinguishment of debt	7.6	—	7.6	—
Other (income) expense, net	(2.5)	0.3	2.0	1.9
Loss before income taxes	(13.6)	(10.9)	(49.7)	(137.4)
Income tax expense	3.4	32.7	22.9	20.4
Net loss	$(17.0)	$(43.6)	$(72.6)	$(157.8)

Basic net loss per common share	$(0.41)	$(1.05)	$(1.74)	$(3.83)
Diluted net loss per common share	$(0.41)	$(1.05)	$(1.74)	$(3.83)
Weighted-average common shares outstanding (in thousands):
Basic	41,859	41,342	41,738	41,284
Diluted	41,859	41,342	41,738	41,284

Compass Minerals Reports Third Quarter Earnings

COMPASS MINERALS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	June 30,	Sept. 30,
	2025	2024
ASSETS
Cash and cash equivalents	$79.4	$20.2
Receivables, net	202.1	126.1
Inventories, net	264.7	414.1
Other current assets	24.4	26.9
Property, plant and equipment, net	773.8	806.5
Intangible and other noncurrent assets	193.0	246.3
Total assets	$1,537.4	$1,640.1

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt	$—	$7.5
Current portion of finance lease liabilities	7.2	5.2
Other current liabilities	257.9	204.3
Long-term debt, net of current portion	825.3	910.0
Finance lease liabilities, net of current portion	8.1	11.2
Deferred income taxes and other noncurrent liabilities	189.1	185.3
Total stockholders' equity	249.8	316.6
Total liabilities and stockholders' equity	$1,537.4	$1,640.1

Compass Minerals Reports Third Quarter Earnings

COMPASS MINERALS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)
	Nine Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(72.6)	$(157.8)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation, depletion and amortization	76.5	78.4
Amortization of deferred financing costs	3.5	1.9
Non-cash portion of stock-based compensation	7.3	6.3
Deferred income taxes	(0.5)	1.2
Unrealized foreign exchange loss (gain)	1.0	(0.5)
Loss on impairments, net	53.7	173.4
Net gain from remeasurement of contingent consideration	(7.9)	(23.1)
Loss on extinguishment of debt	7.6	—
Gain on sale of Fortress assets	(2.4)	—
Other, net	1.3	2.6
Changes in operating assets and liabilities:
Receivables	14.2	36.8
Inventories	138.0	(9.9)
Other assets	1.4	(2.0)
Accounts payable and accrued expenses and other current liabilities	(27.4)	(69.4)
Other liabilities	10.9	(10.8)
Net cash provided by operating activities	204.6	27.1
Cash flows from investing activities:
Capital expenditures	(53.8)	(93.3)
Proceeds from sale of Fortress assets, net of transaction costs	19.6	—
Other, net	(0.5)	(1.7)
Net cash used in investing activities	(34.7)	(95.0)
Cash flows from financing activities:
Borrowings under revolving credit facility	244.3	359.6
Repayments under revolving credit facility	(434.4)	(289.2)
Proceeds from issuance of long-term debt	62.1	69.4
Principal payments on long-term debt	(63.8)	(70.3)
Principal payments to pay down term loan	(191.3)	—
Proceeds from 2030 Notes	650.0	—
Repurchase of 2027 Notes	(350.0)	—
Premium paid to extinguish 2027 Notes	(3.9)	—
Payments for contingent consideration	—	(9.1)
Dividends paid	—	(12.7)
Payment of deferred financing costs	(15.5)	(2.1)
Shares withheld to satisfy employee tax obligations	(1.3)	(2.0)
Other, net	(7.7)	(1.4)
Net cash (used in) provided by financing activities	(111.5)	42.2
Effect of exchange rate changes on cash and cash equivalents	0.8	(0.2)
Net change in cash and cash equivalents	59.2	(25.9)
Cash and cash equivalents, beginning of the year	20.2	38.7
Cash and cash equivalents, end of period	$79.4	$12.8

Compass Minerals Reports Third Quarter Earnings

COMPASS MINERALS INTERNATIONAL, INC.
SEGMENT INFORMATION
(unaudited, in millions)

Three Months Ended June 30, 2025	Salt	Plant Nutrition	Corporate & Other(1)	Total
Sales to external customers	$166.0	$44.8	$3.8	$214.6
Intersegment sales	—	3.2	(3.2)	—
Shipping and handling cost	50.0	6.7	—	56.7
Operating earnings (loss)(2)(3)(4)	28.1	5.2	(17.4)	15.9
Depreciation, depletion and amortization	17.5	6.2	(0.5)	23.2
Total assets (as of end of period)	1,032.1	354.0	151.3	1,537.4

Three Months Ended June 30, 2024	Salt	Plant Nutrition	Corporate & Other(1)	Total
Sales to external customers	$160.6	$38.8	$3.5	$202.9
Intersegment sales	—	2.8	(2.8)	—
Shipping and handling cost	48.2	5.0	—	53.2
Operating earnings (loss)(2)(3)(4)	25.9	(1.4)	(18.6)	5.9
Depreciation, depletion and amortization	15.7	8.6	1.8	26.1
Total assets (as of end of period)	1,013.3	408.1	173.8	1,595.2

Nine Months Ended June 30, 2025	Salt	Plant Nutrition	Corporate & Other(1)	Total
Sales to external customers	$840.9	$164.5	$11.0	$1,016.4
Intersegment sales	—	8.7	(8.7)	—
Shipping and handling cost	263.2	25.5	—	288.7
Operating earnings (loss)(2)(3)(4)	124.4	0.3	(111.4)	13.3
Depreciation, depletion and amortization	52.4	21.1	3.0	76.5

Compass Minerals Reports Third Quarter Earnings

Nine Months Ended June 30, 2024	Salt	Plant Nutrition	Corporate & Other(1)	Total
Sales to external customers	$745.3	$138.6	$24.7	$908.6
Intersegment sales	—	6.6	(6.6)	—
Shipping and handling cost	235.9	18.6	0.6	255.1
Operating earnings (loss)(2)(3)(4)	142.6	(56.7)	(172.9)	(87.0)
Depreciation, depletion and amortization	47.1	25.7	5.6	78.4
(1)    Corporate and other includes corporate entities, records management operations, the Fortress fire retardant business, equity method investments and other incidental operations and eliminations. Operating earnings (loss) for corporate and other includes indirect corporate overhead, including costs for general corporate governance and oversight, as well as costs for the human resources, information technology, legal and finance functions.
(2)    Corporate operating results were impacted by costs related to a product recall of $0.2 million and $2.0 million for the three and nine months ended June 30, 2025, respectively. Corporate operating results were also impacted by declines in the valuation of the Fortress contingent consideration. The company recognized net gains of $7.9 million for the nine months ended June 30, 2025, and $0.9 million and $23.1 million for the three and nine months ended June 30, 2024, respectively, related to the Fortress contingent consideration valuation.
(3)    The company recognized impairment of $0.7 million and $53.7 million related to the exit of the Fortress fire retardant business for both the three and nine months ended June 30, 2025, which impacted operating results. The company also recognized impairments of $175.8 million related to the impairment of Plant Nutrition goodwill, Fortress assets and goodwill and lithium development assets for the nine months ended June 30, 2024, which impacted operating results.
(4)    The company continued to take steps to align its cost structure to its current business needs. These initiatives impacted Corporate operating results and resulted in net severance and related charges, excluding stock-based compensation forfeitures, for reductions in workforce and changes to executive leadership and additional restructuring costs related to the exit of the Fortress fire retardant business of $0.3 million and $4.3 million for the three and nine months ended June 30, 2025, respectively. The company also recognized severance and related charges, excluding stock-based compensation forfeitures, related to the termination of the company’s lithium development project of $1.5 million and $17.2 million for the three and nine months ended June 30, 2024, respectively.